SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]   Preliminary Proxy Statement
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      Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
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|X|   Soliciting material under ss. 240.14a-12

                               LECTEC CORPORATION
                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(1)      Title of each class of securities to which transaction
         applies:______________________

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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INVESTORS AND SHAREHOLDERS OF LECTEC CORPORATION ARE URGED TO READ CAREFULLY THE
PROXY STATEMENT AND OTHER DOCUMENTS WHICH LECTEC WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, RELATING TO THE ASSET SALE DESCRIBED IN THE PRESS RELEASE BELOW, WHEN THEY BECOME AVAILABLE. THE PROXY STATEMENT AND OTHER FILINGS WILL CONTAIN IMPORTANT INFORMATION ABOUT LECTEC, THE ASSET SALE AND RELATED MATTERS. LecTec will mail the Proxy Statement to shareholders of LecTec. Once the Proxy Statement is filed with the SEC, investors and shareholders of LecTec will be able to obtain free copies of the Proxy Statement through the website maintained by the SEC at http://www.sec.gov. Investors and shareholders of LecTec will be able to obtain copies of the documents filed by LecTec free of charge from LecTec by mailing a request to LecTec Corporation, attention Douglas
J. Nesbit, Chief Financial Officer, 10701 Red Circle Drive, Minnetonka,
Minnesota 55343. LecTec's telephone number is (952) 933-2291. In addition to the Proxy Statement, LecTec files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information filed by LecTec at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

CONTACT:
Rodney A. Young, CEO or
Jane Nichols, Vice President of Marketing and New Business Development

              LECTEC CORPORATION SIGNS AGREEMENT TO SELL ASSETS OF
                CONDUCTIVE BUSINESS IN ORDER TO PROMOTE GROWTH OF
                    OVER-THE-COUNTER TOPICAL PATCH BUSINESSES

NOVEMBER 21, 2000 - - MINNETONKA, MN - LECTEC CORPORATION (NASDAQ NATIONAL
MARKET: LECT) today announced the signing of an asset purchase agreement with The Ludlow Company LP, a unit of Tyco Healthcare, pursuant to which Ludlow will purchase LecTec's diagnostic electrode and electrically conductive adhesive hydrogel business assets. Under the agreement LecTec will receive $7,250,000 in cash upon closing of the transaction, subject to adjustment for changes in the net assets at the time of closing. No other terms of the acquisition were disclosed. The agreement is subject to approval by the shareholders of LecTec and other customary closing conditions. LecTec currently anticipates that the closing will occur in January 2001 immediately following its Annual Meeting of Shareholders.

"The sale of our conductive assets represents a significant step in our re-invention process, as we aggressively execute our over-the-counter topical drug delivery strategy," stated Rodney A. Young, Chairman, CEO and President of LecTec Corporation. "This transaction will help fuel our rapidly growing TheraPatch and topical patch contract manufacturing businesses. We have been successful with our OTC topical patch business, in spite of our limited resources and multiple business focus. Upon completing this transaction, we will have additional capacity and a strengthened ability to develop and launch even more topical patch products," concluded Young.

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LecTec's investment banker in the transaction was Goldsmith Agio Helms.
Goldsmith Agio Helms is the nation's leading privately held, middle market investment banking firm. The firm's focus is representing sellers of public and private companies in mergers, acquisitions, divestitures and recapitalizations. Goldsmith Agio Helms has offices in Minneapolis, New York, Chicago, San Francisco and Naples, Florida.

LecTec is a health care and consumer products company that develops, manufactures and markets products based on its advanced skin interface technologies. Primary products include a full line over-the-counter therapeutic patches for muscle aches, insect bites, minor skin rashes, cough due to colds and minor sore throats, as well as diagnostic electrodes and conductive hydrogels for electrocardiography and related applications, and a full line of medical tapes.

This press release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in these statements.

                                      # # #

INVESTORS AND SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISIONS.

SOLICITATION OF VOTES.
LecTec and its directors may be considered participants in the asset sale, and may be soliciting votes from LecTec's shareholders in favor of approval of the asset sale. The following are the directors of LecTec: Rodney A. Young, Lee M. Berlin, Alan C. Hymes, M.D., Bert J. McKasy, Marilyn K. Speedie, Ph.D., and Donald C. Wegmiller.

ADDITIONAL INFORMATION ABOUT LECTEC AND ITS DIRECTORS MAY BE FOUND IN LECTEC'S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001.


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